UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008

COLORADO GOLDFIELDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51718	20-0716175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207 Lakewood, CO	80226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 984-5324

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation Bylaws; Change in Fiscal Year

On September 4, 2008, the Board of Directors of the Company amended and restated the Company’s bylaws (the “Amended Bylaws’). The Company’s prior bylaws had been created prior to the Company becoming a public company. Thus, the amendment and restatement of the bylaws was for the purpose of, among other things, removing certain outdated and redundant provisions that existed in the Company’s prior bylaws with respect to corporate governance, shareholder and director meeting procedures, and indemnification procedures.

One of the changes made in the Amended Bylaws relates to reducing the Company’s stockholder quorum requirements to be more consistent with most public companies. Under the Amended Bylaws, the Company may hold a meeting of the stockholders if at least one-third of the outstanding shares of common stock are represented in person or by proxy, unless a greater amount is required by law or the Company’s Articles of Incorporation.

In addition, other changes to the Company’s prior bylaws include: (i) amending certain provisions respecting appointment of directors, the size of the Board, corporate governance and committees, and directors’ meetings; and (ii) expanding certain provisions with respect to officers and their duties.

Investors are encouraged to read the Amended Bylaws which are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: September 8, 2008
	By:	/s/ Todd C. Hennis

Todd C. Hennis
President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws.